UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer

On January 9, 2026, David Sheffield, Executive Vice President and Chief Accounting Officer (principal accounting officer) of Global Payments Inc. (the “Company”), notified the Company of his intention to retire, effective March 1, 2026. Mr. Sheffield will continue to serve in his current role until his retirement, and the Company expects to appoint a successor Chief Accounting Officer and principal accounting officer prior to his retirement date. Mr. Sheffield’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices or any issues regarding accounting policies or practices.

Departure of Chief Administrative Officer

On January 9, 2026, David Green, Senior Executive Vice President and Chief Administrative Officer of the Company, notified the Company that he will be resigning for good reason (as that term is defined under his existing employment agreement filed as Exhibit 10.17 to the Company’s Form 10-K for the year ended December 31, 2024). As of January 9, 2026, Mr. Green will no longer serve as Senior Executive Vice President and Chief Administrative Officer of the Company. Mr. Green will continue with the Company in a non-executive officer role for a brief period to assist with the transition of his responsibilities and duties and other key initiatives. Mr. Green’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices or any issues regarding accounting policies or practices.

Mr. Green will receive the payments and benefits to which he is entitled under his employment agreement, as described under the caption “Compensation of Named Executive Officers—Employment Agreements with Our Named Executive Officers” in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 13, 2025. Mr. Green will also execute a customary release of claims in favor of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	January 14, 2026	By:	/s/ Dara Steele-Belkin
Dara Steele-Belkin
Chief Legal Officer